                                                                    EXHIBIT 10.2

                                                  [SECOND LIEN CREDIT AGREEMENT]

===============================================================================

                                  $115,000,000

                          SECOND LIEN CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 14, 2006

                                      AMONG

                              PGT INDUSTRIES, INC.,
                                  AS BORROWER,

                            JLL WINDOW HOLDINGS, INC.
                                       AND
                       THE OTHER GUARANTORS PARTY HERETO,
                                 AS GUARANTORS,

                            THE LENDERS PARTY HERETO

                                       AND

                               UBS SECURITIES LLC,
     AS ARRANGER, BOOKMANAGER, CO-DOCUMENTATION AGENT AND SYNDICATION AGENT,

                                       AND

                            UBS AG, STAMFORD BRANCH,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            AS CO-DOCUMENTATION AGENT

                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                               New York, NY 10005

================================================================================

                                TABLE OF CONTENTS

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                                            ARTICLE I

                                           DEFINITIONS

SECTION 1.01  Defined Terms......................................................................    2
SECTION 1.02  Classification of Loans and Borrowings.............................................   30
SECTION 1.03  Terms Generally....................................................................   30
SECTION 1.04  Accounting Terms; GAAP.............................................................   30
SECTION 1.05  Resolution of Drafting Ambiguities.................................................   31

                                           ARTICLE II

                                           THE CREDITS
SECTION 2.01  Commitments........................................................................   31
SECTION 2.02  Loans..............................................................................   31
SECTION 2.03  Borrowing Procedure................................................................   32
SECTION 2.04  Evidence of Debt; Repayment of Loans...............................................   32
SECTION 2.05  Fees...............................................................................   33
SECTION 2.06  Interest on Loans..................................................................   33
SECTION 2.07  Termination of Commitments.........................................................   34
SECTION 2.08  Interest Elections.................................................................   34
SECTION 2.09  Repayment of Borrowings............................................................   35
SECTION 2.10  Optional and Mandatory Prepayments of Loans........................................   35
SECTION 2.11  Alternate Rate of Interest.........................................................   37
SECTION 2.12  Increased Costs....................................................................   38
SECTION 2.13  Breakage Payments..................................................................   39
SECTION 2.14  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.........................   39
SECTION 2.15  Taxes..............................................................................   40
SECTION 2.16  Mitigation Obligations; Replacement of Lenders.....................................   42
SECTION 2.17  Intentionally Omitted..............................................................   43
SECTION 2.18  Intentionally Omitted..............................................................   43

                                           ARTICLE III

                                 REPRESENTATIONS AND WARRANTIES

SECTION 3.01  Organization; Powers...............................................................   43
SECTION 3.02  Authorization; Enforceability......................................................   43
SECTION 3.03  No Conflicts.......................................................................   43
SECTION 3.04  Financial Statements; Projections..................................................   44
SECTION 3.05  Properties.........................................................................   44
SECTION 3.06  Intellectual Property..............................................................   45
SECTION 3.07  Equity Interests and Subsidiaries..................................................   46
SECTION 3.08  Litigation; Compliance with Laws...................................................   46
SECTION 3.09  Agreements.........................................................................   47
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                                       -i-

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SECTION 3.10  Federal Reserve Regulations........................................................   47
SECTION 3.11  Investment Company Act.............................................................   47
SECTION 3.12  Use of Proceeds....................................................................   47
SECTION 3.13  Taxes..............................................................................   47
SECTION 3.14  No Material Misstatements..........................................................   48
SECTION 3.15  Labor Matters......................................................................   48
SECTION 3.16  Solvency...........................................................................   48
SECTION 3.17  Employee Benefit Plans.............................................................   48
SECTION 3.18  Environmental Matters..............................................................   49
SECTION 3.19  Insurance..........................................................................   50
SECTION 3.20  Security Documents.................................................................   50
SECTION 3.21  [Intentionally Omitted]............................................................   51
SECTION 3.22  Anti-Terrorism Law.................................................................   51

                                           ARTICLE IV

                                 CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01  Conditions to Initial Credit Extension.............................................   52
SECTION 4.02  Additional Conditions to Credit Extension..........................................   57

                                            ARTICLE V

                                      AFFIRMATIVE COVENANTS

SECTION 5.01  Financial Statements, Reports, etc.................................................   58
SECTION 5.02  Litigation and Other Notices.......................................................   59
SECTION 5.03  Existence; Businesses and Properties...............................................   60
SECTION 5.04  Insurance..........................................................................   60
SECTION 5.05  Obligations and Taxes..............................................................   61
SECTION 5.06  Employee Benefits..................................................................   62
SECTION 5.07  Maintaining Records; Access to Properties and Inspections; Annual Meetings.........   62
SECTION 5.08  Use of Proceeds....................................................................   62
SECTION 5.09  Compliance with Environmental Laws; Environmental Reports..........................   63
SECTION 5.10  Interest Rate Protection...........................................................   63
SECTION 5.11  Additional Collateral; Additional Guarantors.......................................   63
SECTION 5.12  Security Interests; Further Assurances.............................................   65
SECTION 5.13  Information Regarding Collateral...................................................   66
SECTION 5.14  Post-Closing Matters...............................................................   67
SECTION 5.15  Ratings............................................................................   67

                                           ARTICLE VI

                                       NEGATIVE COVENANTS

SECTION 6.01   Indebtedness......................................................................   67
SECTION 6.02   Liens.............................................................................   68
SECTION 6.03   Sale and Leaseback Transactions...................................................   71
SECTION 6.04   Investment, Loan and Advances.....................................................   71

                                      -ii-
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SECTION 6.05   Mergers and Consolidations........................................................   72
SECTION 6.06   Asset Sales.......................................................................   72
SECTION 6.07   Acquisitions......................................................................   73
SECTION 6.08   Dividends.........................................................................   74
SECTION 6.09   Transactions with Affiliates......................................................   74
SECTION 6.10   Financial Covenants...............................................................   75
SECTION 6.11   Prepayments of Other Indebtedness; Modifications of Organizational
                Documents and Other Documents, etc...............................................   77
SECTION 6.12   Limitation on Certain Restrictions on Subsidiaries................................   78
SECTION 6.13   Limitation on Issuance of Capital Stock...........................................   78
SECTION 6.14   Limitation on Creation of Subsidiaries............................................   78
SECTION 6.15   Business..........................................................................   79
SECTION 6.16   Limitation on Accounting Changes..................................................   79
SECTION 6.17   Fiscal Year.......................................................................   79
SECTION 6.18   Embargoed Person..................................................................   79
SECTION 6.19   No Further Negative Pledge........................................................   79
SECTION 6.20   Anti-Terrorism Law; Anti-Money Laundering.........................................   80

                                           ARTICLE VII

                                            GUARANTEE

SECTION 7.01  The Guarantee......................................................................   80
SECTION 7.02  Obligations Unconditional..........................................................   80
SECTION 7.03  Reinstatement......................................................................   82
SECTION 7.04  Subrogation; Subordination.........................................................   82
SECTION 7.05  Remedies...........................................................................   82
SECTION 7.06  Instrument for the Payment of Money................................................   82
SECTION 7.07  Continuing Guarantee...............................................................   82
SECTION 7.08  General Limitation on Guarantee Obligations........................................   82
SECTION 7.09  Release of Guarantors..............................................................   82

                                          ARTICLE VIII

                                        EVENTS OF DEFAULT

SECTION 8.01   Events of Default.................................................................   83

                                           ARTICLE IX

                               APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01  [Intentionally Omitted]............................................................   85
SECTION 9.02  [Intentionally Omitted]............................................................   85
SECTION 9.03  Application of Proceeds............................................................   85

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                                      -iii-
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                                            ARTICLE X

                        THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01   Appointment......................................................................   86
SECTION 10.02   Agent in Its Individual Capacity.................................................   87
SECTION 10.03   Exculpatory Provisions...........................................................   87
SECTION 10.04   Reliance by Agent................................................................   87
SECTION 10.05   Delegation of Duties.............................................................   87
SECTION 10.06   Successor Agent..................................................................   87
SECTION 10.07   Non-Reliance on Agent and Other Lenders..........................................   88
SECTION 10.08   Name Agents......................................................................   88
SECTION 10.09   Indemnification..................................................................   88

                                           ARTICLE XI

                                          MISCELLANEOUS

SECTION 11.01   Notices..........................................................................   89
SECTION 11.02   Waivers; Amendment...............................................................   91
SECTION 11.03   Expenses; Indemnity..............................................................   93
SECTION 11.04   Successors and Assigns...........................................................   94
SECTION 11.05   Survival of Agreement............................................................   96
SECTION 11.06   Counterparts; Integration; Effectiveness; Electronic Execution of Assignments....   97
SECTION 11.07   Severability.....................................................................   97
SECTION 11.08   Right of Setoff..................................................................   97
SECTION 11.09   Governing Law; Jurisdiction; Consent to Service of Process.......................   97
SECTION 11.10   Waiver of Jury Trial.............................................................   98
SECTION 11.11   Headings.........................................................................   98
SECTION 11.12   Confidentiality..................................................................   98
SECTION 11.13   Interest Rate Limitation.........................................................   99
SECTION 11.14   Lender Addendum..................................................................   99
SECTION 11.15   Obligations Absolute.............................................................   99
SECTION 11.16   USA PATRIOT Act Notice...........................................................  100

                                           ARTICLE XII

                                     [INTENTIONALLY OMITTED]
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                                      -iv-

                          SECOND LIEN CREDIT AGREEMENT

            This SECOND LIEN CREDIT AGREEMENT (this "AGREEMENT") dated as of February 14, 2006, is entered into among PGT INDUSTRIES, INC., a Florida corporation ("PGT INDUSTRIES"), JLL Window Holdings, Inc., a Delaware corporation and the direct parent company of PGT Industries ("WINDOW HOLDINGS" or "HOLDINGS"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties.

                                   WITNESSETH:

            WHEREAS, Borrower, Window Holdings, PGT Holding Company, a Delaware corporation and a direct parent of PGT Industries ("PGT HOLDING"), the lenders identified therein, the Arranger, the swingline lender identified therein, the Administrative Agent, UBS AG, Stamford Branch, in its capacity as the first lien collateral agent and in its capacity as the second lien collateral agent, and the issuing bank identified therein originally entered into that certain Credit Agreement (the "FIRST CREDIT AGREEMENT") dated as of January 29, 2004, as amended and restated by the Amended and Restated Credit Agreement, dated as of February 9, 2004 (the "FIRST AMENDMENT AND RESTATEMENT"), as amended by Amendment No. 1 thereto dated May 25, 2005 (the "FIRST AMENDMENT") and as further amended by Amendment No. 2 thereto (the "SECOND AMENDMENT", and together with the First Credit Agreement, the First Amendment and Restatement and the First Amendment, the "ORIGINAL FIRST LIEN CREDIT AGREEMENT"), as further amended and restated by the Second Amendment and Restatement thereto, dated as of the date hereof (the "SECOND AMENDMENT AND RESTATEMENT").

            WHEREAS, PGT Industries, Window Holdings, the Subsidiary Guarantors, the Lenders party hereto, the Administrative Agent, the Arranger, the Syndication Agent, the swingline lender identified therein, the First Lien Collateral Agent, the issuing bank identified therein and the Co-Documentation Agents are on the date hereof amending and restating the Original First Lien Credit Agreement, to provide for, among other things, a credit extension from the Tranche A-2 Term Loan Lenders identified therein of term loans thereunder in an aggregate principal amount not to exceed $205.0 million, refinancing the existing revolving loans and commitments thereunder with a new tranche that provides for $30 million in revolving loans and commitments, the incurrence by Borrower on the Effective Date of Second Lien Term Loans pursuant to this Agreement in an aggregate principal amount not to exceed $115.0 million and the making of a Dividend payment of up to $130.0 million to equity holders and option holders of Window Holdings payable on the Effective Date or at the option of Borrower within 30 days thereof (such Dividend payment, the "2006 DIVIDEND").

            WHEREAS, Borrower has requested the Lender to extend credit in the form of second lien Term Loans pursuant to this Agreement on the Effective Date, in an aggregate principal amount of $115.0 million.

            WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.12.

            WHEREAS, the Lenders are willing to extend such credit to Borrower upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

            "2006 DIVIDEND" shall have the meaning assigned to such term in the recitals hereto.

            "ABR," when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

            "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

            "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.

            "ADDITIONAL EQUITY PARTNER" shall have the meaning set forth in the definition of "Qualified Contribution Transaction".

            "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent at the start of the applicable Interest Period to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

            "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(a).

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

            "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under com-mon Control with the person specified; provided, however, that, for purposes of
Section 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.

            "AGENTS" shall mean the Arranger, the Co-Documentation Agents, the Syndication Agent, the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

            "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

            "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in Section 3.22.

            "APPLICABLE MARGIN" shall mean, for any day, with respect to (i) any ABR Loan, 6.00% and (ii) any Eurodollar Loan, 7.00%.

            "ARRANGER" means UBS SECURITIES LLC.

            "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business, by Holdings or any of its Subsidiaries and
(b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings (other than issuances or sales of Equity Interests of Borrower to Additional Equity Partners in Qualified Contribution Transactions, to the extent permitted by Section 6.13), in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or Holdings or (iii) other than for purposes of Section 6.06, any other Subsidiary.

            "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

            "BAILEE LETTER" shall have the meaning assigned thereto in the Security Agreement.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as now constituted or hereafter amended.

            "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "BOARD OF DIRECTORS" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person,
(iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

            "BORROWER" means PGT Industries.

            "BORROWING" shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURES" shall mean, for any period, capital expenditures, as determined in accordance with GAAP, of Window Holdings and its Subsidiaries, but excluding (i) proceeds of Asset Sales applied towards the purchase of any property or expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(e) and (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment resulting from Permitted Acquisitions.

            "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are com-prised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

            "CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, to the extent paid or payable in cash, net of net cash payments received under all interest rate Hedging Obligations (taken together) of such person.

            Notwithstanding the foregoing, for the purposes of calculating Cash Interest Expense:

            (i) for the fiscal quarter ended March 31, 2006, Cash Interest Expense shall be deemed to equal the product of (a) Cash Interest Expense for the period from the Effective Date through March 31, 2006, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," multiplied by (b) a fraction, the numerator of which is 90 and the denominator of which is the number of days from the Effective Date through and including March 31, 2006 (the product thereof, the "DEEMED Q-1 CASH INTEREST EXPENSE");

            (ii) for the four fiscal quarters ended June 30, 2006, Cash Interest Expense shall be deemed to equal the product of (a) the sum of (x) Cash Interest Expense for the quarter ended June 30, 2006, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," plus (y) the Deemed Q-1 Cash Interest Expense, multiplied by (b) 2;

            (iii) for the four fiscal quarters ended September 30, 2006, Cash Interest Expense shall be deemed to equal the product of (a) the sum of
      (x) Cash Interest Expense for the two quarters ended September 30, 2006, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," plus (y) the Deemed Q-1 Cash Interest Expense, multiplied by (b) 4/3; and

            (iv) for the four fiscal quarters ended December 31, 2006, Cash Interest Expense shall be deemed to equal the sum of (x) Cash Interest Expense for the three quarters ended December 31, 2006, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," plus (y) the Deemed Q-1 Cash Interest Expense.

            "CASUALTY EVENT" shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

            A "CHANGE IN CONTROL" shall be deemed to have occurred if:

            (a) Window Holdings at any time ceases to own 100% of the Equity Interests of Borrower (other than Equity Interests owned by Additional Equity Partners acquired in one or more Qualified Contribution Transactions);

            (b) prior to an IPO, (i) the Permitted Holders cease to own, or to have the power to vote or direct the voting of, directly or indirectly, Voting Stock of Window Holdings representing a majority of the voting power of the total outstanding Voting Stock of Window Holdings or Borrower or (ii) the Permitted Holders cease to own, directly or indirectly, Equity Interests representing a majority of the total economic interests of the Equity Interests of Window Holdings or Borrower;

            (c) following an IPO, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Window Holdings or Borrower representing 50% or more of the voting power of the total outstanding Voting Stock of such Company; or

            (d) following an IPO, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Window Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Window Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Window Holdings.

            "CHANGE IN LAW" shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CHARGES" shall have the meaning assigned to such term in Section 11.13.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "CO-DOCUMENTATION AGENTS" means, collectively, GENERAL ELECTRIC CAPITAL CORPORATION and UBS SECURITIES LLC.

            "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

            "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto, and any successor thereto pursuant to this Agreement.

            "COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Loan hereunder on the Effective Date in the amount set forth on Schedule I to the Lender Addendum, executed and delivered by such Lender. The aggregate amount of the Lenders' Commitments is $115.0 million.

            "COMPANIES" shall mean Holdings, Borrower and their respective Subsidiaries; and "COMPANY" shall mean any one of them.

            "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

            "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Window Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets of Window Holdings and its Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Window Holdings and its Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents, but including cash or Cash Equivalents that could be deemed "restricted cash" or cash required to be set aside, segregated or pledged in support of bidding procedures.

            "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities of Window Holdings and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of Window Holdings and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Window Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Window Holdings only if a corresponding amount would be permitted at the date of determination to be distributed to Window Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and regulations applicable to such Subsidiary or its equityholders):

            (a) Consolidated Interest Expense for such period,

            (b) Consolidated Amortization Expense for such period,

            (c) Consolidated Depreciation Expense for such period,

            (d) Consolidated Tax Expense for such period,

            (e) fees and expenses directly incurred in connection with the Transactions, in an amount not to exceed $3.0 million,

            (f) the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

            (g) all other reasonable non-recurring cash items reducing the Consolidated Net Income for such period (for the avoidance of doubt, including without limitation any portion of the 2006 Dividend reducing Consolidated Net Income for such period to the extent not otherwise added back for purposes of Consolidated EBITDA), and
                                      -7-

            (h) Management Fees in the amounts and at the times specified in the Management Services Agreement, as in effect on the Effective Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Effective Date in an amount not exceed the amount for such period set forth in such Management Services Agreement, as in effect on the Effective Date, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

            Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Transactions, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

            "CONSOLIDATED FIRST LIEN SECURED INDEBTEDNESS" means at any date of determination, Consolidated Indebtedness that is not Subordinated Indebtedness and that is secured by a Lien on any assets of Borrower or any of its Subsidiaries that ranks equally with the Lien granted under the First Lien Security Documents to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in all respects.

            "CONSOLIDATED INDEBTEDNESS" shall mean, at any date of determination, the aggregate amount, without duplication, of all (i) Indebtedness, (ii) obligations evidenced by bonds, debentures, notes or similar instruments issued as "pay-in-kind" interest payments, (iii) the then accreted amount of obligations evidenced by bonds, debentures, notes or similar instruments issued at any original issue discount, and (iv) the sum of (a) the aggregate undrawn amount of all outstanding letters of credit under the First Lien Credit Agreement plus (b) the aggregate principal amount of all reimbursement obligations with respect to such letters of credit outstanding at such time, in each case, of Window Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding liabilities incurred in connection with Hedging Agreements of the type described in Section 6.01(c) (other than the termination value thereof to the extent such termination value is then due and payable).

            "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Cash Interest Expense for such Test Period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Window Holdings and its Subsidiaries (net of interest income) for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

            (a) without duplication, imputed interest on Capital Lease Obligations and the interest component of all lease obligations with respect to Sale and Leaseback Transactions of Window Holdings and its Subsidiaries for such period (other than to the extent such leases are properly treated as operating leases in accordance with GAAP);

            (b) commissions, discounts and other fees and charges owed by Window Holdings or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;
                                      -8-

            (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Window Holdings or any of its Subsidiaries for such period;

            (d) cash contributions to any employee stock ownership plan or similar trust made by Window Holdings or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Window Holdings or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

            (e) all interest paid or payable with respect to discontinued operations of Window Holdings or any of its Subsidiaries for such period,

            (f) the interest portion of any deferred payment obligations of Window Holdings or any of its Subsidiaries for such period;

            (g) all interest on any Indebtedness of Window Holdings or any of its Subsidiaries of the type described in clause (f) or (j) of the definition of "Indebtedness" for such period;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

            Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Window Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

            (a) the net income (or loss) of any person (other than a Subsidiary of Window Holdings) in which any person other than Window Holdings and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Window Holdings or (subject to clause (b) below) any of its Subsidiaries during such period;

            (b) the net income of any Subsidiary of Window Holdings during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, except that Window Holdings' equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

            (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Window Holdings or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Window Holdings or any of its Subsidiaries;

            (d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

            (e) earnings or losses resulting from any reappraisal, revaluation, write-up or write-down of assets;

            (f) unrealized gains and losses with respect to Hedging Obligations for such period; and

            (g) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Window Holdings or any of its Subsidiaries during such period.

            "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Window Holdings and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

            "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (e) and (f) of
Section 6.02, the following conditions:

            (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

            (b) at the option and at the request of the Administrative Agent, to the extent such Lien is in an amount in excess of $100,000, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

            (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

            "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

            "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

            "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

            "CONTROLLED INVESTMENT AFFILIATE" means, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.

            "CREDIT EXTENSION" shall mean the making of a Loan by a Lender.

            "DEBT ISSUANCE" shall mean the incurrence by Holdings or any of its Subsidiaries of any Indebtedness after the Effective Date (other than as permitted by Section 6.01).

            "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

            "DEFAULT RATE" shall have the meaning assigned to such term in
Section 2.06(c).

            "DISCHARGE OF FIRST LIEN OBLIGATIONS" shall have the meaning assigned to such term in the Intercreditor Agreement.

            "DISCHARGE OF THE OUTSTANDING FIRST LIEN LOANS" shall have the meaning assigned to such term in the Intercreditor Agreement.

            "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Second Lien Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Second Lien Maturity Date, or (c) contains any repurchase obligation (other than customary change of control or asset sale proceeds repurchase obligations) which may come into effect prior to payment in full of all Obligations.

            "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for considera-tion any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "DOLLARS" or "$" shall mean lawful money of the United States.

            "ECF PERCENTAGE" shall mean, with respect to any fiscal year, the applicable percentage set forth below across from the applicable First Lien Secured Leverage Ratio as of the last day of such fiscal year:

First Lien Secured Leverage Ratio                     Applicable Percentage
---------------------------------                     ---------------------
> 3.0:1.0........................................             75%
> 1.5:1.0 and < or = 3.0:1.0.....................             50%
< or = 1.5:1.0...................................             25%

            "EFFECTIVE DATE" shall mean the date, not later than February 14, 2006, that the conditions precedent set forth in Section 4.01(B) have been satisfied.

            "EMBARGOED PERSON" shall have the meaning assigned to such term in
Section 6.18.

            "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

            "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

            "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

            "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

            "EQUIPMENT" shall have the meaning assigned to such term in the Security Agreement.

            "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests

(whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

            "EQUITY INVESTORS" shall mean Sponsor, its Controlled Investment Affiliates and one or more investors reasonably satisfactory to the Administrative Agent and the Arranger.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

            "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company.

            "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

            "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VIII.

            "EXCESS AMOUNT" shall have the meaning assigned to such term in
Section 2.10(h)(ii).

            "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, the sum, without duplication, of

            (a) Consolidated EBITDA for such period, minus

            (b) increases to Net Working Capital for such period (other than to the extent attributable to deferred taxes and/or Hedging Agreements), plus

            (c) decreases to Net Working Capital for such period (other than to the extent attributable to deferred taxes and/or Hedging Agreements), minus

            (d) cash interest (including, without limitation, cash payments made under Hedging Agreements during such period), commitment fees, letter of credit fees and other fees associated with any Loan Document or any other Indebtedness paid by Window Holdings and its Subsidiaries during such period, minus

            (e) permanent repayments and prepayments of Indebtedness by Window Holdings and its Subsidiaries during such period (except to the extent such repayments or prepayments were made in connection with a refinancing), minus

            (f) fees and expenses directly incurred in connection with the Transactions to the extent increasing "Consolidated EBITDA" during such period pursuant to clause (e) of the definition thereof, minus

            (g) Capital Expenditures made in cash in accordance with Section 6.10(d) during such period (other than Capital Expenditures funded by Excluded Issuances), minus

            (h) aggregate amount of Investments made in cash during such period pursuant to Sections 6.04(e), (i) and (j) (other than Investments made with Excluded Issuances), minus

            (i) taxes of Window Holdings and its Subsidiaries that were paid in cash (less any tax refunds) during such period or will be paid within six months after the end of such period for which reserves have been established, minus

            (j) if not deducted in determining Consolidated EBITDA, the Management Fees paid during such period in compliance with Section 6.09(e), plus

            (k) to the extent not included in the calculation of Consolidated EBITDA, cash received under Hedging Agreements, plus

            (l) the net effect of all other cash items that were excluded from the calculation of Consolidated EBITDA and/or Consolidated Net Income, by operation of the respective definitions thereof,

provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales (other than under Section 6.06(b)) and Casualty Events, in each case, to the extent applied in accordance with the applicable provisions of
Section 2.10 shall be deducted in calculating Excess Cash Flow.

            "EXCESS CASH FLOW PERIOD" shall mean (i) the fiscal year of Borrower ending December 30, 2006 and (ii) each fiscal year of Borrower thereafter.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "EXCLUDED ISSUANCE" shall mean an issuance and sale of Qualified Capital Stock of Holdings to the Equity Investors, to the extent such Qualified Capital Stock is used, or the Net Cash Proceeds thereof shall be, within 45 days of the consummation of such issuance and sale, used, without du-plication, to finance Capital Expenditures or one or more Permitted Acquisitions or Permitted Investments.

            "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (however denominated) by the United States, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, conducts business (other than a business deemed to arise by virtue of the transactions contemplated by this Agreement) or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
(b) any branch profit taxes imposed by the United States or any similar tax imposed by any other jurisdiction and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

            "EXECUTIVE ORDER" shall have the meaning assigned to such term in
Section 3.22.

            "EXECUTIVE ORDERS" shall have the meaning assigned to such term in
Section 6.18.

            "EXISTING LIEN" shall have the meaning assigned to such term in
Section 6.02(c).

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean the confidential Fee Letter dated December 18, 2003 among Window Holdings, UBS Loan Finance LLC and UBS Securities LLC.

            "FEES" shall mean the Administrative Agent Fees.

            "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

            "FIRREA" shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            "FIRST LIEN CLOSING DATE" shall mean January 29, 2004, the date of the initial funding under the First Lien Credit Agreement.

            "FIRST LIEN COLLATERAL AGENT" shall mean the "Collateral Agent" as defined in the First Lien Credit Agreement.

            "FIRST LIEN CREDIT AGREEMENT" means (i) that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, Holdings, the Lenders party thereto, UBS Securities LLC, as joint lead arranger, as co-documentation agent and as syndication agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as administrative agent, as collateral agent for the First Lien Secured Parties and issuing bank, and General Electric Capital Corporation, as Co-Documentation Agent, as amended, restated, supplemental or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or refinance (subject to the limitations set forth herein and in the Intercreditor Agreement) in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provide that it is not intended to be and is not a First Lien Credit Agreement hereunder. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence.

            "FIRST LIEN LOAN DOCUMENTS" means the First Lien Credit Agreement and the other Loan Documents as defined in the First Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

            "FIRST LIEN LOANS" means the senior secured first lien term loan and revolving credit facilities under the First Lien Credit Agreement.

            "FIRST LIEN SECURED LEVERAGE RATIO" means, at any date of determination, the ratio of Consolidated First Lien Secured Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

            "FIRST LIEN SECURED PARTIES" means the First Lien Administrative Agent, the First Lien Collateral Agent, each Person that is a lender under the First Lien Credit Agreement and each holder of any Related Hedging Obligations (as defined in the First Lien Credit Agreement and in its capacity as such and each person holding Overdraft Obligations (as defined in the first lien Credit Agreement and in its capacity as such).

            "FIRST LIEN SECURITY DOCUMENTS" shall have the meaning assigned to the term "Security Documents" in the First Lien Credit Agreement.

            "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

            "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of, and conducts substantially all of its business in, a jurisdiction other than the United States or any state thereof or the District of Columbia.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

            "GLASS PLANT PURCHASE" shall mean the one time acquisition by the Borrower of the plant and related land currently leased pursuant to a lease dated January 29, 2001 between P.E.H. Investments L.L.C. and PGT Industries for premises at 3429 Technology Drive, Nokomis, Florida, which occurred on March 5, 2004.

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

            "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

            "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 7.01.

            "GUARANTEES" shall mean the guarantees issued pursuant to Article VII by Holdings, the Subsidiary Guarantors and each Additional Equity Partner.

            "GUARANTORS" shall mean Holdings, the Subsidiary Guarantors and each Additional Equity Partner that becomes a party hereto.

            "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBS") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

            "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

            "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

            "HOLDINGS" shall have the meaning assigned to such term in the preamble hereto.

            "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and (i) not overdue by more than 90 days or (ii) if so overdue, are being contested in good faith); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations se-cured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

            "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

            "INDEMNITEE" shall have the meaning assigned to such term in Section 11.03(b).

            "INFORMATION" shall have the meaning assigned to such term in
Section 11.12.

            "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section
5.04 and all renewals and extensions thereof.

            "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

            "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 3.06(a).

            "INTERCOMPANY LOAN" shall mean the loan by Window Company of the net proceeds of its initial borrowings under the First Credit Agreement to Window Holdings.

            "INTERCOMPANY NOTE" shall mean a promissory note substantially in the form of Exhibit O-1.

            "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the Effective Date among the Collateral Agent and the First Lien Collateral Agent, and consented to by the Loan Parties, substantially in the form of Exhibit Q.

            "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

            "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) the Second Lien Maturity Date.

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided that an Interest Period shall be limited to the extent required under Section 2.03(e).

            "INVESTMENTS" shall have the meaning assigned to such term in
Section 6.04.

            "IPO" shall mean the first underwritten public offering by Holdings of its Equity Interests after the Effective Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

            "LANDLORD ACCESS AGREEMENT" shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

            "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

            "LENDER ADDENDUM" shall mean with respect to any Lender on the Effective Date, a lender addendum in the form of Exhibit H, to be executed and delivered by such Lender on the Effective Date as provided in Section 11.14.

            "LENDERS" shall mean (a) the financial institutions and investment funds that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution or investment fund that has become a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

            "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

            "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LOAN DOCUMENTS" shall mean this Agreement, the Notes (if any), the Security Documents, the Intercreditor Agreement, each Hedging Obligation relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Obligation was entered into and, solely for purposes of paragraph (e) of Article VIII hereof, the Fee Letter.

            "LOAN PARTIES" shall mean Holdings, Borrower and the Subsidiary Guarantors.

            "LOANS" shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01. Each Loan shall be either an ABR Loan or a Eurodollar Loan.

            "MANAGEMENT FEES" shall have the meaning set forth in Section
6.09(e).

            "MANAGEMENT SERVICES AGREEMENT" shall have the meaning set forth in
Section 6.09.

            "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

            "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, assets, results of operations, condition (financial or otherwise), liabilities or material agreements of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

            "MATERIAL CASUALTY EVENT" shall have the meaning assigned to such term in Section 3.05(c).

            "MAXIMUM RATE" shall have the meaning assigned to such term in
Section 11.13.

            "MOODY'S" means Moody's Investors Service Inc. or any successor thereto.

            "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit I or other form reasonably satisfactory to the Collateral Agent and with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law and, in each case, which Mortgage shall be subject to the Intercreditor Agreement.

            "MORTGAGED PROPERTY" shall mean (a) each Real Property identified on
Schedule 1.01(a) hereto, which shall be subject to a Mortgage hereunder and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Effective Date pursuant to Section 5.11(c).

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

            "NET CASH PROCEEDS" shall mean:

            (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (including Capital Leases) for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

            (b) with respect to any Debt Issuance or issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

            (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof (other than proceeds from customary business interruption insurance), net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

            "NET WORKING CAPITAL" shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

            "NEW NORTH CAROLINA PLANT" shall mean the proposed new manufacturing facility anticipated to be located in North Carolina.

            "NOTES" shall mean any notes evidencing the Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit J.

            "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents owing to the Secured Parties (in their capacity as such) and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents owing to the Secured Parties (in their capacity as such).

            "OFAC" shall have the meaning assigned to such term in Section 3.22.

            "OFFICERS' CERTIFICATE" shall mean a certificate executed by (i) the chairman of the Board of Directors (if an officer), the chief executive officer, chief operating officer or the president and (ii) one of the Financial Officers, each in his or her official (and not individual) capacity.

            "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person,
(i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

            "ORIGINAL FIRST LIEN CREDIT AGREEMENT" shall have the meaning assigned to such term in the recitals hereto.

            "OTHER LIST" shall have the meaning assigned to such term in Section 6.18.

            "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PARTICIPANT" shall have the meaning assigned to such term in
Section 11.04(e).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit K-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

            "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit K-2 or any other form approved by the Collateral Agent.

            "PERMITTED ACQUISITION" shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

            (i) no Default then is continuing or would result therefrom;

            (ii) after giving effect to such transaction on a Pro Forma Basis, Window Holdings shall be in compliance with all covenants set forth in
      Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period);

            (iii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

            (iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Collateral Liens;

            (v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

            (vi) all transactions in connection therewith shall be consummated in accordance with all applicable laws of all applicable Governmental Authorities;

            (vii) with respect to any transaction involving Acquisition Consideration of more than $10.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available,
      (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

            (viii) at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

            (ix) the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for such acquisition shall not exceed $27.5 million (other than in connection with the Glass Plant Purchase, which occurred on March 5, 2004) and the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Excluded Issuances) for all Permitted Acquisitions (other than the Glass Plant Purchase, which occurred on March 5, 2004) since the First Lien Closing Date shall not exceed $49.5 million; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Second Lien Maturity Date.

            "PERMITTED COLLATERAL LIENS" means (i) Contested Liens (as defined in the Security Agreement), (ii) the Liens described in clauses (a), (b), (c),
(d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (p) of Section
6.02 and (iii) in the case of Mortgaged Property, "Permitted Collateral Liens" shall mean the Liens described in clauses (a), (b), (d), (e), (g) and (l) of
Section 6.02; provided, however upon the Effective Date or upon the date of delivery of each additional Mortgage under Section 5.11 or 5.12, Permitted Collateral Liens shall mean only those Liens set forth in Schedule B to the applicable Mortgage.

            "PERMITTED HOLDERS" shall mean (a) Sponsor and (b) its Controlled Investment Affiliates.

            "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.02.

            "PERMITTED NORTH CAROLINA SALE AND LEASEBACK TRANSACTION" shall mean a Sale and Leaseback Transaction entered into in connection with the New North Carolina Plant, provided that (i) all of the assets sold or transferred in such transaction are leased or rented back by the party selling or transferring such assets and (ii) the lease and rental of such assets occurs substantially currently with the sale thereof.

            "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

            "PGT HOLDING" shall have the meaning assigned to such term in the recitals hereto.

            "PGT INDUSTRIES" shall have the meaning assigned to such term in the preamble hereto.

            "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

            "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Effective Date.

            "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by Holdings or any of its Subsidiaries of any Preferred Stock after the Effective Date (other than (x) as permitted by Section 6.01 or (y) any Excluded Issuance).

            "PREMISES" shall have the meaning assigned thereto in the applicable Mortgage.

            "PRIORITY DEBT REPAYMENT AMOUNT" shall have the meaning assigned thereto in the Intercreditor Agreement.

            "PRO FORMA BASIS" shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

            "PROCEEDING" shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

            "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

            "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided that (i) such Indebtedness is incurred within 90 days after such acquisition of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

            "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

            "QUALIFIED CONTRIBUTION TRANSACTION" shall mean the issuance or sale by PGT Industries of Equity Interests in PGT Industries to a person (an "ADDITIONAL EQUITY PARTNER"), if each of the following conditions is met:

            (i) the Equity Interests issued or sold are Qualified Capital Stock;

            (ii) the Additional Equity Partner shall be a corporation or a limited liability company organized under the laws of the United States or any state thereof or the District of Columbia who shall have provided to the Administrative Agent such documents, instruments and other information as may be necessary or desirable in order to enable the Administrative Agent to comply with applicable Anti-Terrorism Laws;

            (iii) contemporaneously with its acquisition of such Equity Interests, the Additional Equity Partner shall duly execute and deliver a joinder agreement (in form and substance reasonably satisfactory to the Administrative Agent) pursuant to which it shall become a Guarantor hereunder and be subject to Article VII hereto and be bound as if it were a Loan Party by the covenants set forth in Section 5.11(d), 6.14, the first sentence of Section 6.15(a) (substituting the words "Window Holdings" with "the Additional Equity Partner") and Sections 6.18, 6.19 and 6.20 and shall duly execute a joinder agreement (in form and substance reasonably satisfactory to the Collateral Agent) to the applicable Security Documents in accordance with Section 5.11(d) and take all other actions set forth therein;

            (iv) not less than 5 Business Days prior to the consummation of the issuance or sale, Borrower shall provide written notice to the Administrative Agent identifying the Additional Equity Partner, the Company which will be issuing or selling the Equity Interests and setting forth the contribution to be received; and

            (v) upon the consummation of such sale or issuance, Borrower shall deliver to the Administrative Agent an opinion of counsel (in form and substance satisfactory to Administrative Agent), as to the enforceability of the Additional Equity Partner's Guarantee and as to the enforceability, validity and existence of a perfected and valid security interest in the Collateral of the Additional Equity Partner required to be pledged pursuant to Section 5.11(d).

            "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

            "REFINANCING" shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness of Holdings or any of its Subsidiaries listed on Schedule 1.01(b), which occurred on the First Lien Closing Date in 2004.

            "REGISTER" shall have the meaning assigned to such term in Section 11.04(c).

            "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

            "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "RELATED FUND" shall mean with respect to any Lender that is a fund that buys or invests in bank loans, any other fund that buys or invests in commercial loans or investments and is managed, administered or advised by the same investment advisor as such Lender or by an Affiliate of such advisor, or an entity or an Affiliate of an entity which manages, administers or advises such Lender.

            "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

            "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans Commitments representing more than 50% of the sum of all Loans outstanding Commitments at such time.

            "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

            "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

            "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

            "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 6.03.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "SDN LIST" shall have the meaning assigned to such term in Section 6.18.

            "SECOND LIEN MATURITY DATE" shall mean August 14, 2012 or, if such date is not a Business Day, the first Business Day thereafter.

            "SECOND PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is junior in priority only to the Liens created under the First Lien Loan Documents (subject to Permitted Collateral Liens).

            "SECURED PARTIES" shall mean the Agents, each Lender that holds Loans or has Commitments (in its capacity as such).

            "SECURITIES ACT" shall mean the Securities Act of 1933.

            "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

            "SECURITY AGREEMENT" shall mean the Pledge and Security Agreement substantially in the form of Exhibit L among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

            "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Effective Date or thereafter pursuant to Section 5.11.

            "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

            "SELLERS" shall have the meaning assigned to such term in the recitals hereto.

            "SELLERS' REPRESENTATIVE" shall have the meaning assigned to such term in the recitals hereto.

            "SPONSOR" shall mean JLL Partners Fund IV L.P.

            "STATUTORY RESERVES" shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

            "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of Borrower and such Guarantor, as applicable.

            "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

            "SUBSIDIARY GUARANTOR" shall mean each Subsidiary that becomes a party to this Agreement after the date hereof pursuant to Section 5.11.

            "SUBSIDIARY JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of Exhibit F-1.

            "SUCCESSFUL SYNDICATION" shall mean the successful syndication of the Loans and the Commitments by the Arranger, as reasonably determined by the Arranger.

            "SUPERMAJORITY LENDERS" shall mean at any time, Lenders having Loans and unused Commitments representing at least 66 2/3% of the sum of all Loans outstanding and Commitments at such time.

            "SURVEY" shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located and sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(B)(o)(iii) or (b) otherwise acceptable to the Collateral Agent.

            "SYNDICATION AGENT" means UBS SECURITIES LLC.

            "TAX RETURN" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

            "TAXES" shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

            "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Window Holdings then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

            "TITLE COMPANY" shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

            "TITLE POLICY" shall have the meaning assigned to such term in
Section 4.01(B)(o)(iii).

            "TOTAL LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

            "TRANSACTIONS" shall mean, collectively, the making of the 2006 Dividend and the transactions to occur substantially concurrently with the effectiveness of this Agreement on the Effective Date as contemplated hereunder, including (a) the execution and delivery of this Agreement and the Security Documents and the borrowing of the Loans, (b) the execution and delivery of the First Lien Credit Agreement and the other First Lien Loan Documents and the borrowing of amounts as contemplated thereunder and (c) the payment of all fees and expenses to be paid on or prior to the Effective Date and owing in connection with the foregoing.

            "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in Section 7.09.

            "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

            "UNITED STATES" shall mean the United States of America.

            "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

            "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

            "WINDOW COMPANY" shall have the meaning assigned to such term in the preamble hereto.

            "WINDOW HOLDINGS" shall have the meaning assigned to such term in the preamble hereto.

            "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan") and ("Eurodollar Borrowing").

            SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

            SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders.

            SECTION 1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make a Loan to Borrower on the Effective Date in the principal amount not to exceed its Commitment.

            Amounts paid or prepaid in respect of Loans may not be reborrowed.

            SECTION 2.02 LOANS.

            (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $250,000 and not less than $1,000,000.

            (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative

Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

            (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Second Lien Maturity Date.

            SECTION 2.03 BORROWING PROCEDURE. To request a Borrowing, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

            (a) the aggregate amount of such Borrowing;

            (b) the date of such Borrowing, which shall be a Business Day;

            (c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Syndication Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days;

            (e) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

            (f) that the conditions set forth in Sections 4.02(b)-(d) have been satisfied as of the date of the notice.

            If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (d) above). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS.

            (a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.09.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

            (e) Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit J, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.05 FEES.

            (a) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

            (b) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06 INTEREST ON LOANS.

            (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

            (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

            (c) Notwithstanding the foregoing, during an Event of Default, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal and premium, if any, of or interest on any Loan, 2% plus the higher of (I) the Alternate Base Rate plus the Applicable Margin and (II) the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.06(a) (in either case, the "DEFAULT RATE").

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

            SECTION 2.07 TERMINATION OF COMMITMENTS.

            The Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date.

            SECTION 2.08 INTEREST ELECTIONS.

            (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time.

            (b) To make an election pursuant to this Section 2.08, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

            (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Syndication Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days.

            If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (iv) above).

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.09 REPAYMENT OF BORROWINGS.

            To the extent not previously paid, all Loans shall be due and payable on the Second Lien Maturity Date.

            SECTION 2.10 OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

            (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 (including Section 2.10(g)); provided that each partial prepayment of Loans shall be in an amount that is an integral multiple of $250,000 and not less than $1.0 million.

            (b) [Intentionally Omitted]

            (c) Asset Sales. After the Discharge of the Outstanding First Lien Loans, not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by Holdings or any of its Subsidiaries, Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:

            (i) so long as no Default is then continuing or would arise therefrom, no such prepayment shall be required under this Section 2.10(c)(i) with respect to (A) any Asset Sale permitted by Section 6.06(a), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $500,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $1.0 million in aggregate Net Cash

      Proceeds in any fiscal year; provided that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof; and

            (ii) so long as no Default is then continuing or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $5.0 million in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 180 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); and provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12.

            (d) Debt Issuance or Preferred Stock Issuance. After the Discharge of the Outstanding First Lien Loans, not later than one Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Holdings or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

            (e) Casualty Events. After the Discharge of the Outstanding First Lien Loans, not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Holdings or any of its Subsidiaries, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:

            (i) so long as no Default is then continuing or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid, no later than 365 days following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; and

            (ii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).

            (f) Excess Cash Flow. After the Discharge of the Outstanding First Lien Loans, no later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to the ECF Percentage of Excess Cash Flow for the Excess Cash Flow Period then ended.

            (g) Prepayment Premium. Upon prepayment of Loans (in whole or in part, including pursuant to a refinancing thereof) at any time on or prior to the second anniversary of the Effective Date pursuant to Section 2.10(a) or 2.10(d), Borrower shall pay a premium equal to (x) 2.00% of the principal amount prepaid, if such prepayment is made on or prior to the first anniversary of the Effective Date or (y) 1.00% of the principal amount prepaid, if such prepayment is made after the first anniversary of the Effective Date and on or prior to the second anniversary of the Effective Date.

            (h) Application of Prepayments. (i) Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this
Section 2.10(h).

            (i) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an "EXCESS AMOUNT"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such prepayment shall be either (A) deposited in an escrow account on terms reasonably satisfactory to the Collateral Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

            (i) Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

            SECTION 2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

            (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.12 INCREASED COSTS.

            (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, it being understood that, to the extent duplicative of the provisions of Section 2.15, this Section 2.12 shall not apply to Taxes.

            (b) If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such in-creased costs or reductions is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

            SECTION 2.13 BREAKAGE PAYMENTS. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

            SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS.

            (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, premium, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) or on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) Subject to the terms of the Intercreditor Agreement, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under Section 9.1 of the Security Agreement), obtain payment in respect of any principal of or interest on any of Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this
Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

            (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.15 TAXES.

            (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, Borrower shall pay any Other Taxes to each relevant Governmental Authority in accordance with applicable law.

            (c) Borrower shall indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The written demand shall include the original or a copy of a receipt issued by the relevant Governmental Authority evidencing such payment or other evidence of such payment, together with a certificate setting forth the amount of such Indemnified Taxes or Other Taxes and, in reasonable detail, the calculation of such Indemnified Taxes or Other Taxes.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within 30 days of any such payment being due, by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) (x) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Each Foreign Lender shall (i) furnish either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN or W-8IMY (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code shall also furnish a "Non-Bank Certificate" in the form of Exhibit P if it is furnishing a Form W-8BEN.

            (y) Each Lender that is not a Foreign Lender (other than any such Lender which may be treated as an exempt recipient based on the indicators described in Treasury Regulation 1.6049-4(c)(1)(ii)) shall, to the extent legally able to do so, provide two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9 (or any successor or other applicable form) to the Borrower (with copy to the Administrative Agent) certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant hereto and is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Borrower and the Agent revised forms necessary to confirm or establish the entitlement to such Lender's exemption from United States backup withholding tax.

            (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this
Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this
Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed 20 days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential to Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

            SECTION 2.16 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

            SECTION 2.17 INTENTIONALLY OMITTED.

            SECTION 2.18 INTENTIONALLY OMITTED.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

            SECTION 3.01 ORGANIZATION; POWERS. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

            SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions entered or to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03 NO CONFLICTS. Except as set forth on Schedule 3.03, the Transactions (a) do not and did not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not and did not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not and did not violate or result in a default or require any consent or approval under any indenture, agreement, Organizational Document or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not and did not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

            SECTION 3.04 FINANCIAL STATEMENTS; PROJECTIONS.

            (a) Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower (i) as of and for the fiscal years ended December 28, 2002, December 27, 2003 and January 1, 2005 audited by and accompanied by the unqualified opinion of Ernst & Young, LLP, independent public accountants, and (ii) as of and for the nine-month period ended September 30, 2005 and for the comparable period of the preceding fiscal years, in each case, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP (except, in the case of Sections 5.01(b), for the absence of notes thereto) and present fairly and accurately the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate. Except as set forth in such financial statements, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect.

            (b) [Intentionally Omitted].

            (c) The forecasts of financial performance of Holdings and its subsidiaries furnished to the Lenders have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable.

            (d) Since January 1, 2005, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.05 PROPERTIES.

            (a) Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Collateral Liens (which for purposes hereof, in the case of judgment liens, shall mean judgment liens imposed or created after the date of the initial Credit Extension) and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and
(ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

            (b) Schedule 3.05(b) contains a true and complete list of each interest in Real Property (i) owned by any Company as of the date hereof and describes the type of interest therein held by such Company and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

            (c) No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event occurring or deemed to have occurred after the Effective Date affecting all or any portion of its property (i) with respect to which it has not applied the Net Cash Proceeds thereof in accordance with Section 2.10(e) hereof or (ii) which Casualty Event could reasonably be expected to have a Material Adverse Effect (any Casualty Event of the type described in clause (ii), a "MATERIAL CASUALTY EVENT"). On and as of the Effective Date, no Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with
Section 5.04.

            (d) Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company's business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (e) The Equipment of each Company is in good repair, working order and condition, reasonable wear and tear excepted. Each Company shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of each Company's business.

            SECTION 3.06 INTELLECTUAL PROPERTY.

            (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim that could reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedules 14(a) and 14(b) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreement) listed in Schedules 13(a) and 13(b) to the Perfection Certificate and
(ii) all registrations listed in Schedules 13(a) and 13(b) to the Perfection Certificate are valid and in full force and effect.

            (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, (i) there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in Schedules 13(a) and 13(b) to the Perfection Certificate, respectively, pledged by it under the name of such Loan Party, (ii) such Loan Party is not infringing upon any copyright, patent or trademark of any other person other than such infringement that, individually or in the aggregate, could not reasonably be expected to materially adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral, and (iii) no proceedings have been instituted or are pending against such Loan Party or threatened, and no claim against such Loan Party has been received by such Loan Party, alleging any such violation, except as may be set forth in Schedule 3.06(c).

            SECTION 3.07 EQUITY INTERESTS AND SUBSIDIARIES.

            (a) Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Holdings and their jurisdiction of organization as of the Effective Date and
(ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date, respectively. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower and Holdings, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. All Equity Interests of PGT Industries are owned directly by Holdings (other than Equity Interests issued in connection with a Qualified Contribution Transaction, of which there are none on the Effective Date). Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Documents, and the security interest created by the First Lien Security Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

            (b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or priority of the security interests of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement as Second Priority Liens or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

            (c) An accurate organization chart, showing the ownership structure of Holdings, Borrower and each Subsidiary on the Effective Date, and after giving effect to the Transactions, is set forth on Schedule 3.07(c).

            SECTION 3.08 LITIGATION; COMPLIANCE WITH LAWS.

            (a) There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (b) Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building per-

mits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.09 AGREEMENTS.

            (a) No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

            (c) Schedule 3.09(c) accurately and completely lists all material agreements (other than leases of Real Property set forth on Schedule 3.05(b)) to which any Company is a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent, upon request, complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto, and all such agreements are in full force and effect.

            SECTION 3.10 FEDERAL RESERVE REGULATIONS.

            (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

            SECTION 3.11 INVESTMENT COMPANY ACT. No Company is an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

            SECTION 3.12 USE OF PROCEEDS. Borrower will use the proceeds from borrowings of the Loans to make the 2006 Dividend and pay related fees and expenses on the Effective Date and for working capital and general corporate purposes.

            SECTION 3.13 TAXES. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

            SECTION 3.14 NO MATERIAL MISSTATEMENTS. No written information, report, financial statement, certificate, Borrowing Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

            SECTION 3.15 LABOR MATTERS. As of the date hereof and the Effective Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

            SECTION 3.16 SOLVENCY. Immediately after the consummation of the Transaction to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) did and will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) was and will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) was and will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) did not and will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

            SECTION 3.17 EMPLOYEE BENEFIT PLANS. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Stan-dards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries do not maintain or contribute to any plan, program, policy, arrangement or agreement with respect to employees (or former employees) employed outside the United States.

            SECTION 3.18 ENVIRONMENTAL MATTERS.

            (a) Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

            (i) The Companies and their businesses, operations and Real Property are and in the last six years have been in compliance with, and the Companies have no liability under, Environmental Law;

            (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect;

            (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under Environmental Law;

            (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

            (v) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

            (b) Except as set forth in Schedule 3.18:

            (i) Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

            (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

            (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies;

            (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

            (v) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

            SECTION 3.19 INSURANCE. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as the Effective Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

            SECTION 3.20 SECURITY DOCUMENTS.

            (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral of the Security Agreement and, when (i) the financing statements and other filings in appropriate form have been filed in the offices specified on
Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement constitute fully perfected Second Priority Liens (subject to any Permitted Collateral Liens) on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than the Security Agreement Collateral set forth on Schedule 3.20(a) in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens. Prior to the Discharge of First Lien Obligations, the representations and warranties made in this Section 3.20(a)(ii), delivery of such Collateral to the First Lien Collateral Agent shall be deemed delivery to the Collateral Agent.

            (b) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Security

Agreement shall constitute fully perfected Second Priority Liens (subject to any Permitted Collateral Liens) on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

            (c) Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Second Priority Liens (subject to any Permitted Collateral Liens) on, and security interests in, all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, and when the Mortgages are filed in the offices specified on
Schedule 1.01(a) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute fully perfected Second Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage.

            (d) Each Security Document delivered pursuant to Sections 5.11 and
5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Second Priority Liens (subject to any Permitted Collateral Liens) on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Second Priority Liens (subject to any Permitted Collateral Liens) on, and security interests in, all right, title and interest of the Loan Parties in such Collateral other than Collateral of the type listed on Schedule 3.20(a), in each case subject to no Liens other than the applicable Permitted Collateral Liens.

            SECTION 3.21 [INTENTIONALLY OMITTED].

            SECTION 3.22 ANTI-TERRORISM LAW.

            (a) No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

            (b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

            (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

            (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

            (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            SECTION 3.23 FIRST LIEN DOCUMENTS.

            (a) The Loan Parties have the corporate power and authority to incur the First Lien Loans. The First Lien Loans, when incurred, will be the legally valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            (b) The Borrower has delivered to Administrative Agent complete and correct copies of the First Lien Documents as in effect on the Effective Date. Subject to the qualifications set forth therein, each of the representations and warranties given by any Loan Party in the First Lien Credit Agreement and the First Lien Documents is true and correct in all material respects as of the Effective Date (or as of any earlier date to which such representation and warranty specifically relates).

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

            SECTION 4.01 CONDITIONS TO INITIAL CREDIT EXTENSION.

            (A) [Intentionally Omitted.]

            (B) Effectiveness. The obligation of each Lender to fund a Credit Extension requested to be made by it on the Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01(B).

            (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of this Agreement, the other Loan Documents and the Perfection Certificate.

            (b) Corporate Documents. The Administrative Agent shall have received:

            (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

            (ii) a certificate as to the good standing of each Loan Party (in so-called "long-form" if available) as of a recent date, from such Secretary of State; and

            (iii) such other documents as the Lenders or the Administrative Agent may reasonably request.

            (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01(B) and Sections 4.02(b), (c) and (d).

            (d) First Lien Financing. Borrower shall have entered into the First Lien Credit Agreement and received consent from the required lenders thereunder and shall have received $205.0 million in gross cash proceeds from new Tranche A-2 term loan borrowings under the First Lien Credit Agreement, in part, to refinance the existing Tranche A-1 term loans thereunder and shall have received commitments from revolving lenders for $30.0 million in Tranche A-1 revolver commitments thereunder, in accordance with the terms of the First Lien Loan Documents, without material waiver or modification thereof.

            (e) [Intentionally Omitted.]

            (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder and Indebtedness under the First Lien Credit Agreement, (ii) the Indebtedness listed on Schedule 6.01(b) and (iii) Indebtedness owed to Borrower or any Guarantor.

            (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger and the Lenders, a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit M-1, and (ii) each local counsel listed on Schedule 4.01(B)(g), substantially to the effect set forth in Exhibit M-2, in each case (A) dated the Effective Date and (B) addressed to the Agents and the Lenders.

            (h) Solvency Certificate. The Lenders shall have received a solvency certificate in the form of Exhibit N, dated the Effective Date and signed by the chief financial officer of Borrower not in his individual capacity but in his capacity as an officer of Borrower.

            (i) Requirements of Law. The Lenders shall be satisfied that Holdings, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

            (j) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (k) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

            (l) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

            (m) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

            (n) Personal Property Requirements. The Collateral Agent:

                  (i) shall be satisfied that all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the First Lien Collateral Agent (which shall act as bailee for the Collateral Agent);

                  (ii) shall be satisfied that an Intercompany Note executed by and among Holdings and each of its Subsidiaries, accompanied by an instrument of transfer undated and endorsed in blank has been received by the First Lien Collateral Agent (which shall act as bailee for the Collateral Agent).

                  (iii) subject to Section 5.14, shall be satisfied that all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement) have been delivered to the First Lien Collateral Agent (which shall act as bailee for the Collateral Agent);

                  (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof;

                  (v) certified copies of UCC, United States Patent and
            Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent); and

                  (vi) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

            (o) Real Property Requirements. The Collateral Agent shall have received:

                  (i) a Mortgage encumbering each such Mortgaged Property listed on Schedule 1.01(a) in favor of the Collateral Agents, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property and otherwise, in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated together with such certificates, affidavits, questionnaires or returns as shall be reasonably required in connection with the recording or filing thereof to create a Second Priority Lien, under applicable law, in favor of the Collateral Agent for the benefit of the Secured Parties and such financing statements and any other instruments necessary to grant such mortgage liens under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent;

                  (ii) with respect to each such Mortgaged Property, such
            consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                  (iii) with respect to each such Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid Second Priority mortgage lien on the Mortgaged Prop-erty and fixtures described therein in favor of the Collateral Agent for the benefit of the Secured Parties in the amount set forth on
            Schedule 4.01(B)(o)(iii), which policy (or such marked up commitment) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot, revolving credit and so called comprehensive coverage over covenants and restrictions, in each case to the extent available) and (E) contain no exceptions to title other than Permitted Liens and exceptions acceptable to the Collateral Agent;

                  (iv) with respect to each such Mortgaged Property, such
            affidavits, certificates, information (including financial data) and instruments of indemnification (including a so called "gap" indemnification) as shall be reasonably and customarily required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

                  (v) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

                  (vi) with respect to each Real Property or such Mortgaged
            Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Liens of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

                  (vii) with respect to each such Mortgaged Property, each
            Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property; and

                  (viii) Surveys with respect to each such Mortgaged Property.

            (p) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

            (q) [Intentionally Omitted].

            (r) Intercreditor Agreement. The Intercreditor Agreement, in form and substance satisfactory to the Secured Parties, shall have been executed and delivered by the parties thereto.

            (s) Ratings. The Borrower shall have received secured debt ratings on the Loans from each of Moody's and S&P (which ratings need not be monitored public ratings).

            SECTION 4.02 ADDITIONAL CONDITIONS TO CREDIT EXTENSION. The obligation of each Lender to make the initial Credit Extension shall also be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

            (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

            (b) No Default. Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

            (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

            Each of the delivery of a Borrowing Request and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

            Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

            SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent and each Lender:

            (a) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of Window Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of Ernst & Young, LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Window Holdings as of the dates and for the periods specified in accordance with GAAP;

            (b) Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheet of Window Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Window Holdings as of the date and for the periods specified in accordance with GAAP consistently applied (except for the absence of notes thereto) and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments;

            (c) [Intentionally omitted];

            (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 (including the aggregate amount of Excluded Issuances for such period and the uses therefor) and, in the case of Section 5.01(a) above, setting forth Borrower's calculation of Excess Cash Flow; and (iii) in the case of Section 5.01(a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Window Holdings and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default (as it relates to accounting matters or financial covenants) has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

            (e) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above, a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

            (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

            (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

            (h) Budgets. No later than 30 days after the first day of each fiscal year of Window Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for Borrower's business units and sources and uses of cash and balance sheets) prepared by Window Holdings for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) after the occurrence and during the continuance of an Event of Default, each fiscal year in the four years immediately following such fiscal year prepared in summary form, in each case, of Window Holdings and its subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Window Holdings to the effect that the budget of Window Holdings is a reasonable estimate for the period covered thereby;

            (i) Organization. Within 30 days after the close of each fiscal year of Window Holdings, it shall deliver an accurate organization chart as required by Section 3.07(c), or confirm that there are no changes to
      Schedule 3.07(c);

            (j) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

            (k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days of the occurrence thereof):

            (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

            (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of a Material Casualty Event; and

            (e) (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against any of the Collateral or
      (ii) the occurrence of any other event which could materially affect the value of the Collateral.

            SECTION 5.03 EXISTENCE; BUSINESSES AND PROPERTIES.

            (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and Loan Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

            SECTION 5.04 INSURANCE.

            (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent may from time to time reasonably require (such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent); provided that with respect to physical hazard insurance, neither, subject to the Intercreditor Agreement, the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

            (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (d) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

            (e) Deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

            (f) No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

            SECTION 5.05 OBLIGATIONS AND TAXES.

            (a) Pay its Indebtedness and other obligations promptly and in accordance with their terms, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such

Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.

            (b) Timely and correctly file all material Tax Returns required to be filed by it.

            SECTION 5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as practicable after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $500,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and
(y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

            SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; ANNUAL MEETINGS.

            (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

            (b) Within 120 days after the close of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

            SECTION 5.08 USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

            SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS.

            (a) Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

            (b) If a Default caused by reason of a breach of Section 3.18 or
Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

            (c) Each Loan Party that is an owner of Mortgaged Property shall not install nor permit to be installed in the Mortgaged Property any Hazardous Materials, other than in compliance with applicable Environmental Laws.

            SECTION 5.10 INTEREST RATE PROTECTION. No later than the 60th day after the Effective Date, Borrower shall enter into, and for a minimum of two years thereafter maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 40% of the aggregate principal amount of the outstanding Loans and First Lien Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

            SECTION 5.11 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.

            (a) Subject to the terms of the Intercreditor Agreement and this
Section 5.11, with respect to any property acquired after the Effective Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Foreign Subsidiary created, acquired or established in accordance with a waiver received under Section 6.14 not required to be pledged pursuant to the last sentence of Section 5.11(b)), promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other applicable Secured Parties, a Second Priority Lien (subject to any Permitted Collateral Liens) on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause each such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties. Prior to the Discharge of First Lien Obligations, (i) the requirements of this
Section 5.11(a) to deliver to the Collateral Agent any Collateral the security interest in

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which may be perfected only by possession or control by a single person shall be deemed satisfied by the delivery of possession or control of such Collateral to the First Lien Collateral Agent (as provided in the Intercreditor Agreement) and
(ii) Holdings and the Borrower shall, and shall cause each Subsidiary to, comply with the requirements of this Section 5.11(a) with respect to the Obligations hereunder only to the same extent that Holdings, the Borrower and such Subsidiaries are required to comply with provisions analogous to this Section 5.11(a) with respect to the First Lien Obligations in the First Lien Credit Agreement.

            (b) Subject to the terms of the Intercreditor Agreement, with respect to any person that is or becomes a Subsidiary after the Effective Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a Subsidiary Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the Security Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, created, acquired or established in accordance with a waiver received under Section 6.14, execute a security agreement compatible with the laws of such Foreign Subsidiary's jurisdiction in form and substance reasonably satisfactory to the Collateral Agent, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this Section 5.11(b) shall not include any Equity Interests of a Foreign Subsidiary created or established in accordance with a waiver received under Section 6.14 after the Effective Date and (2) no such Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.11(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Administrative Agent; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956 2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.11(b). Prior to the Discharge of First Lien Obligations, (i) the requirements of this Section 5.11(b) to deliver to the Collateral Agent any Collateral the security interest in which may be perfected only by possession or control by a single person shall be deemed satisfied by the delivery of possession or control of such Collateral to the First Lien Collateral Agent (as provided in the Intercreditor Agreement) and (ii) Holdings and the Borrower shall, and shall cause each Subsidiary to, comply with the requirements of this Section 5.11(b) with respect to the Obligations hereunder only to the same extent that Holdings, the Borrower and such Subsidiaries are required to comply with provisions analogous to this Section 5.11(b) with respect to the First Lien Obligations in the First Lien Credit Agreement.

            (c) Subject to the terms of the Intercreditor Agreement, promptly grant to the Collateral Agent, within 60 days of the acquisition thereof, a security interest in and Mortgage on (i) each Real

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Property owned in fee by such Loan Party as is acquired by such Loan Party after the Effective Date and that, together with any improvements thereon, individually has a fair market value of at least $1.0 million, and (ii) unless the Collateral Agent otherwise consents, each leased Real Property of such Loan Party which lease individually has a fair market value of at least $1.0 million, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by
Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Second Priority Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Subject to the terms of the Intercreditor Agreement, such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage). Prior to the Discharge of First Lien Obligations, (i) the requirements of this Section 5.11(c) to deliver to the Collateral Agent any Collateral the security interest in which may be perfected only by possession or control by a single person shall be deemed satisfied by the delivery of possession or control of such Collateral to the First Lien Collateral Agent (as provided in the Intercreditor Agreement) and (ii) Holdings and the Borrower shall, and shall cause each Subsidiary to, comply with the requirements of this
Section 5.11(c) with respect to the Obligations hereunder only to the same extent that Holdings, the Borrower and such Subsidiaries are required to comply with provisions analogous to this Section 5.11(c) with respect to the First Lien Obligations in the First Lien Credit Agreement.

            (d) Subject to the terms of the Intercreditor Agreement, with respect to any person that becomes an Additional Equity Partner, concurrently with the consummation of the sale or issuance of the Equity Interests, the Additional Equity Partner shall (i) deliver to the Collateral Agent the certificates representing all of the Equity Interests of the Company acquired by such Additional Equity Partner, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Additional Equity Partner to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) execute a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto and to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Prior to the Discharge of First Lien Obligations, (i) the requirements of this Section 5.11(d) to deliver to the Collateral Agent any Collateral the security interest in which may be perfected only by possession or control by a single person shall be deemed satisfied by the delivery of possession or control of such Collateral to the First Lien Collateral Agent (as provided in the Intercreditor Agreement) and (ii) Holdings and the Borrower shall, and shall cause each Subsidiary to, comply with the requirements of this Section 5.11(d) with respect to the Obligations hereunder only to the same extent that Holdings, the Borrower and such Subsidiaries are required to comply with provisions analogous to this Section 5.11(d) with respect to the First Lien Obligations in the First Lien Credit Agreement.

            SECTION 5.12 SECURITY INTERESTS; FURTHER ASSURANCES. Subject to the terms of the Intercreditor Agreement, promptly, upon the reasonable request of the Administrative Agent, the Col-

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lateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

            SECTION 5.13 INFORMATION REGARDING COLLATERAL.

            (a) Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent, in the case of clause
(i) prior or simultaneous written notice (in the form of an Officer's Certificate) of its intention to do so, and in the case of clauses (ii) through
(v), not less than 30 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, and, in each case, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement. Prior to the Discharge of First Lien Obligations, Holdings and the Borrower shall, and shall cause each Subsidiary to, comply with the requirements of this Section 5.13 with respect to the Obligations hereunder only to the same extent that Holdings, the Borrower and such Subsidiaries are required to comply with provisions analogous to this
Section 5.13 with respect to the First Lien Obligations in the First Lien Credit Agreement.

            (b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

            SECTION 5.14 POST-CLOSING MATTERS. Unless modified, amended, waived or extended by the Administration Agent, execute and deliver the documents and complete the tasks set forth on Schedule 5.14, in each case within the time limits specified on such schedule.

            SECTION 5.15 RATINGS. The Borrower shall use its best efforts to obtain updated secured debt ratings on the Loans from each of S&P and Moody's not less than once every fiscal year (which ratings need not be monitored public ratings).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

            SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

            (a) Indebtedness incurred under (i) this Agreement and the other Loan Documents or (ii) Indebtedness under the First Lien Credit Agreement in an aggregate principal amount of not more than $260.0 million at any time outstanding and refinancings thereof in accordance with the terms of the Intercreditor Agreement minus the Priority Debt Repayment Amount;

            (b) (i) Indebtedness outstanding on the First Lien Closing Date and listed on Schedule 6.01(b) and (ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

            (c) Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and
      (b) the notional principal amount of such Hedg-ing Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

            (d) Indebtedness permitted by Section 6.04(f);

            (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof, in an aggregate amount not to exceed $7.7 million at any time outstanding and Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations incurred in connection with the initial construction or acquisition of the New North Carolina Plant, and refinancings and renewals thereof in an aggregate amount not to exceed $13.2 million at any time outstanding;

            (f) Indebtedness in respect of bid, performance or surety bonds issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $8.3 million at any time outstanding;

            (g) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

            (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

            (i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

            (j) unsecured Indebtedness of any Company in an aggregate amount not to exceed $7.7 million at any time outstanding;

            (k) Indebtedness consisting of "pay-in-kind" interest payments made in respect of obligations evidenced by bonds, debentures, notes or similar instruments otherwise permitted hereunder;

            (l) accretion of principal amount of obligations evidenced by bonds, debentures, notes or similar instruments issued at any original issued discount; and

            (m) Indebtedness of persons acquired in a Permitted Acquisition in an aggregate amount not to exceed $5.5 million at any time outstanding, provided that such Indebtedness was not incurred by such acquired person in connection with, or in anticipation or contemplation of such Permitted Acquisition.

            SECTION 6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate re-serves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (b) Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (c) any Lien in existence on the Effective Date and set forth on
      Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Effective Date and (ii) does not encumber any property other than the property subject thereto on the Effective Date (any such Lien, an "EXISTING LIEN");

            (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

            (e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (f) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and
      (iv) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (f) shall not exceed $1.7 million in the aggregate;

            (g) Leases of the properties of any Company, in each case entered into in the ordinary course of such Company's business so long as such Leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

            (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

            (i) Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

            (j) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

            (k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

            (l) Liens granted pursuant to the Security Documents to secure the Obligations and (ii) subject to the Intercreditor Agreement, Liens granted under First Lien Security Documents to secure First Lien Obligations incurred in accordance with Section 6.01(a)(ii);

            (m) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

            (n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

            (o) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $1.7 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents; and

            (p) Liens on cash or cash equivalents securing Hedging Obligations of the type described in Section 6.01(c) entered into in the ordinary course of business, consistent with past practices and designed to protect against fluctuations in the price of aluminum and not for speculative purposes;

provided that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents and, subject to the terms of the Intercreditor Agreement, Liens granted pursuant to the First Lien Security Documents.

            SECTION 6.03 SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

            SECTION 6.04 INVESTMENT, LOAN AND ADVANCES. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

            (a) [Intentionally Omitted];

            (b) Investments outstanding on the First Lien Closing Date and identified on Schedule 6.04(b);

            (c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms,
      (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

            (d) Hedging Obligations permitted to be incurred under Section 6.01(c);

            (e) loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes and to purchase Equity Interests of Window Holdings, in aggregate amount not to exceed $550,000 at any time outstanding;

            (f) Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor and (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

            (g) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company's past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

            (i) other investments in an aggregate amount not to exceed $7.7 million at any time outstanding; and

            (j) Permitted Acquisitions.

            SECTION 6.05 MERGERS AND CONSOLIDATIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

            (a) [Intentionally Omitted];

            (b) Assets Sales in compliance with Section 6.06;

            (c) acquisitions in compliance with Section 6.07;

            (d) subject to compliance with the provisions of this Agreement, any Company (other than Holdings) may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and remains a Wholly Owned Subsidiary of Holdings); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable; and

            (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

            To the extent the Required Lenders waive the provisions of this
Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents (provided that the Liens of the First Lien Secured Parties on such Collateral are concurrently released on the same terms), and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

            SECTION 6.06 ASSET SALES. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

            (a) disposition of used, worn out, obsolete or surplus property by any Loan Party in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

            (b) Asset Sales; provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall not exceed $7.7 million in any four consecutive fiscal quarters of Borrower, but, in any event, shall not exceed $770,000 with respect to any single Asset Sale;

            (c) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (d) mergers and consolidations in compliance with Section 6.05;

            (e) Investments in compliance with Section 6.04;

            (f) transfer of assets or property between Borrower and any Wholly-Owned Subsidiary Guarantor or between Wholly-Owned Subsidiary Guarantors; provided that (i) such transfer does not materially impair any Lien thereon granted to any Secured Party under any Security Document and
      (ii) in the case of any such transfer or series of related transfers of assets or property with a fair market value (as determined in good faith by an executive officer or the Board of Directors of Borrower) in excess of $8.3 million, Borrower shall give the Administrative Agent three Business Days' prior written notice, which notice shall specify the assets or property subject to such transfer, the identity of the Loan Party in receipt of such asset or property and the location of such asset or property; and

            (g) the Permitted North Carolina Sale and Leaseback Transaction.

            To the extent the Required Lenders waive the provisions of this
Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents (provided the Liens of the First Lien Secured Parties on such Collateral are concurrently released on the same terms), and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

            SECTION 6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

            (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(d);

            (b) purchases and other acquisitions of inventory, materials, equipment and intangible property in the ordinary course of business;

            (c) Investments in compliance with Section 6.04;

            (d) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (e) [Intentionally Omitted];

            (f) Permitted Acquisitions; and

            (g) mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or
Section 5.12, as applicable.

            SECTION 6.08 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

            (a) Dividends by any Company (other than Borrower) to Borrower or any Guarantor that is a Wholly Owned Subsidiary of Borrower;

            (b) payments to Window Holdings to permit Window Holdings, and the subsequent use of such payments by Window Holdings, (i) to repurchase or redeem Qualified Capital Stock of Window Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed
      (a) $1.7 million in any fiscal year and (b) $6.2 million in the aggregate from the First Lien Closing Date; and (ii) to make cashless redemptions and cashless repurchases of Qualified Capital Stock of Window Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company in order to satisfy, in whole or in part, withholding tax requirements or exercise price requirements pursuant to a restricted stock agreement or a cashless exercise option in connection with the exercise of warrants, options or other rights in accordance with the provisions of a warrant, option or other rights plan or program of such Company;

            (c) (A) to the extent actually used by Holdings to pay such Taxes, costs and expenses, payments by Borrower to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings and (B) payments by Borrower to or on behalf of Holdings in an amount sufficient to pay reasonable out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings;

            (d) distributions by Borrower to Holdings, so long as Holdings uses such distributions to pay Taxes provided that such payments do not in the aggregate materially exceed the Tax liabilities that would have been payable by Borrower and its Subsidiaries on a stand-alone basis;

            (e) the 2006 Dividend; and

            (f) so long as no Default is continuing at the time of the declaration of such Dividend, the declaration or payment of Dividends on Qualified Capital Stock of Holdings following the IPO of Holdings (or the initial public offering of a parent of Holdings (the net proceeds of which were contributed as cash common equity to Holdings)) in an amount per annum not to exceed the lesser of (i) 6% of the gross cash proceeds received by Holdings in connection with such IPO (or contributed to Holdings, as the case may be) and (ii) $10.0 million per annum, other than public offerings registered on Form S-4 or S-8.

            SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guaran-

tors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

            (a) Dividends permitted by Section 6.08;

            (b) Investments permitted by Sections 6.04(e) and (f);

            (c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

            (d) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

            (e) so long as no Event of Default is continuing, the payment of management fees ("MANAGEMENT FEES") (including Management Fees previously not paid when due because of the existence of an Event of Default) to Sponsor in the amounts and at the times specified in the Management Services Agreement dated the First Lien Closing Date, by and among Window Holdings and JLL Associates IV, L.P., a Delaware limited partnership (the "MANAGEMENT SERVICES AGREEMENT"), as in effect on the Effective Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Effective Date; provided that payments under this clause (e) shall in any event not exceed the amount per fiscal year set forth in such Management Services Agreement, as in effect on the Effective Date;

            (f) sales of Qualified Capital Stock to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith; and

            (g) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock.

            SECTION 6.10 FINANCIAL COVENANTS.

            (a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Test Period ending closest to the end of the period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

             TEST PERIOD                                                LEVERAGE RATIO
             -----------                                                --------------
April 1, 2006 -- June 30, 2006                                            6.60 to 1.0
July, 1, 2006 -- September 30, 2006                                       6.60 to 1.0
October 1, 2006 -- December 31, 2006                                      6.40 to 1.0
January 1, 2007 -- March 31, 2007                                         6.15 to 1.0
April 1, 2007 -- June 30, 2007                                            5.90 to 1.0
July 1, 2007 -- September 30, 2007                                        5.65 to 1.0
October 1, 2007 -- December 31, 2007                                      5.40 to 1.0

             TEST PERIOD                                                LEVERAGE RATIO
             -----------                                                --------------
January 1, 2008 -- March 31, 2008                                         5.30 to 1.0
April 1, 2008 -- June 30, 2008                                            5.20 to 1.0
July 1, 2008 -- September 30, 2008                                        5.05 to 1.0
October 1, 2008 -- December 31, 2008                                      4.90 to 1.0
January 1, 2009 -- March 31, 2009                                         4.75 to 1.0
April 1, 2009 -- June 30, 2009                                            4.55 to 1.0
July 1, 2009 -- September 30, 2009                                        4.35 to 1.0
October 1, 2009 -- December 31, 2009                                      4.15 to 1.0
January 1, 2010 -- March 31, 2010                                         4.00 to 1.0
April 1, 2010 -- June 30, 2010                                            3.80 to 1.0
July 1, 2010 -- September 30, 2010                                        3.60 to 1.0
October 1, 2010 and thereafter                                            3.40 to 1.0

            (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

             TEST PERIOD                                          INTEREST COVERAGE RATIO
             -----------                                          -----------------------
April 1, 2006 -- June 30, 2006                                          1.40 to 1.0
July, 1, 2006 -- September 30, 2006                                     1.40 to 1.0
October 1, 2006 -- December 31, 2006                                    1.40 to 1.0
January 1, 2007 -- March 31, 2007                                       1.45 to 1.0
April 1, 2007 -- June 30, 2007                                          1.50 to 1.0
July 1, 2007 -- September 30, 2007                                      1.55 to 1.0
October 1, 2007 -- December 31, 2007                                    1.60 to 1.0
January 1, 2008 -- March 31, 2008                                       1.65 to 1.0
April 1, 2008 -- June 30, 2008                                          1.70 to 1.0
July 1, 2008 -- September 30, 2008                                      1.75 to 1.0
October 1, 2008 -- December 31, 2008                                    1.80 to 1.0
January 1, 2009 -- March 31, 2009                                       1.80 to 1.0
April 1, 2009 -- June 30, 2009                                          1.85 to 1.0
July 1, 2009 -- September 30, 2009                                      1.85 to 1.0
October 1, 2009 -- December 31, 2009                                    1.90 to 1.0
January 1, 2010 -- March 31, 2010                                       2.00 to 1.0
April 1, 2010 -- June 30, 2010                                          2.10 to 1.0
July 1, 2010 -- September 30, 2010                                      2.20 to 1.0
October 1, 2010  and thereafter                                         2.30 to 1.0

            (c) [Intentionally Omitted].

            (d) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:


                                                                                  AMOUNT
               PERIOD                                                         (IN MILLIONS)
               ------                                                         ------------
January 1, 2006 - December 31, 2006                                           $       35.0
January 1, 2007 - December 31, 2007                                           $       17.0
January 1, 2008 - December 31, 2008                                           $       17.0
January 1, 2009 - December 31, 2009                                           $       17.0
January 1, 2010 - December 31, 2010                                           $       18.0
January 1, 2011 - December 31, 2011                                           $       19.0
January 1, 2012 - Second Lien Maturity Date                                   $       15.0

provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(d) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (without giving effect to clause (z) below) may be added to the amount of Capital Expenditures permitted under this Section 6.10(d) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover) and (z) the amount set forth in the table above for any period may be increased by the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such period during such period; and provided, further, that for purposes of this Section 6.10(d), in determining Capital Expenditures, whether the increase in gross property, plant and equipment account is due to purchase of properties for cash or financed by the incurrence of Indebtedness, such increase shall be deemed a Capital Expenditure.

            SECTION 6.11 PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

            (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of any Subordinated Indebtedness, except as otherwise permitted by this Agreement;

            (b) amend or modify, or permit the amendment or modification of, any provision of any (i) Loan Document in any manner that is adverse in any material respect to the interests of the Lenders or (ii) First Lien Loan Document, except in accordance with the Intercreditor Agreement and
      Section 6.01(a)(ii); or

            (c) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Window Holdings may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests.

            SECTION 6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents and/or the First Lien Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (v) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (viii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; or (ix) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii) or (vii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

            SECTION 6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK.

            (a) With respect to Window Holdings, issue any Equity Interest that is not Qualified Capital Stock.

            (b) With respect to Borrower or any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Effective Date in accordance with
Section 6.14 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such Equity Interests; (iii) Borrower may issue common stock that is Qualified Capital Stock to Window Holdings; and (iv) Borrower may issue Equity Interests to Additional Equity Partners in Qualified Contribution Transactions. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

            SECTION 6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.11(b) shall be complied with, provided, further that in no event may any Loan Party establish, create or acquire any Foreign Subsidiary without the prior written consent of the Required Lenders.

            SECTION 6.15 BUSINESS.

            (a) With respect to Holdings, engage in any business activities or have any properties or liabilities, other than (i) its ownership of the Equity Interests of Borrower, (ii) obligations under the Loan Documents and the First Lien Loan Documents and (iii) activities and properties incidental to the foregoing clauses (i) and (ii).

            (b) With respect to Borrower and its Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Effective Date (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).

            SECTION 6.16 LIMITATION ON ACCOUNTING CHANGES. Make or permit, any material change, any change which would have a material impact on the results of operations or financial condition or financial statements or make any change which would be determinative as to whether or not Window Holdings and its Subsidiaries would be in compliance with any of the covenants set forth in
Article VI hereof, in accounting policies or reporting practices, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

            SECTION 6.17 FISCAL YEAR. Change its fiscal year-end to a date other than the Saturday closest to December 31.

            SECTION 6.18 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON" or "EMBARGOED PERSONS") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("OTHER LIST") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "EXECUTIVE ORDERS"), or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

            SECTION 6.19 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents and the First Lien Credit Agreement and the other First Lien Loan Documents; (2) covenants in documents creating Liens permitted by
Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (4) any prohibition or limitation that (a) exists pursuant to applicable law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section
6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) customary contract anti-assignment provisions, or (f) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (4)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

            SECTION 6.20 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING.

            (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.20).

            (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

                                   ARTICLE VII

                                    GUARANTEE

            SECTION 7.01 THE GUARANTEE. The Guarantors hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

            (v) the release of any other Guarantor pursuant to Section 7.09.

            The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

            SECTION 7.03 REINSTATEMENT. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

            SECTION 7.04 SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(a)(ii) or
Section 6.01(d) shall be subordinated to such Loan Party's Obligations in the manner set forth in the Intercompany Note or the Window Intercompany Note, as applicable, evidencing such Indebtedness.

            SECTION 7.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article
VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

            SECTION 7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

            SECTION 7.07 CONTINUING GUARANTEE. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

            SECTION 7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            SECTION 7.09 RELEASE OF GUARANTORS. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a "TRANSFERRED GUARANTOR") to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents; provided that such Guarantor is also released simultaneously from its obligations under the First Lien Loan Documents on the same terms and to the same extent.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.01 EVENTS OF DEFAULT. Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

            (a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

            (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03(a) or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

            (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of First Lien Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $2.25 million at any one time (provided that, in the case of Hedging Obligations, the termination value shall be counted for this purpose); provided further that, with respect to any such failure under the First Lien Credit Agreement, such failure shall only constitute an Event of Default under this Section 8.01(f) if (A) such failure relates to an Event of Default under Section 8.01(a) or (b) of the First Lien Credit Agreement which has not been cured or waived within 5 Business Days following the occurrence of such Event of Default (as defined in the First Lien Credit Agreement), (B) such failure relates to any other Event of Default under the First Lien Credit Agreement which has not been cured or waived within 45 days following the giving to Borrower of notice of such Event of Default by the Administrative Agent (as defined in the First Lien Credit Agreement) or (C) the Indebtedness under the First Lien Credit Agreement has been accelerated;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
      (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

            (i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $3.5 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

            (j) one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any properties of a Company;

            (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the applicable Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected Second Priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, Second Priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

            (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void (other than any such declaration resulting solely from an amendment or modification of the Intercreditor Agreement not consented to by Borrower), or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

            (m) there shall have occurred a Change in Control; or

            (n) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

then, and in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Holdings or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE IX

                       APPLICATION OF COLLATERAL PROCEEDS

            SECTION 9.01 [INTENTIONALLY OMITTED].

            SECTION 9.02 [INTENTIONALLY OMITTED].

            SECTION 9.03 APPLICATION OF PROCEEDS. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

            (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

            (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations; and

            (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

            In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 9.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

            Each Loan Party acknowledges the relative rights, priorities and agreements of the Secured Parties and the First Lien Secured Parties, as set forth in this Agreement and the Intercreditor Agreement, including as set forth in this Section 9.03.

                                   ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

            SECTION 10.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender (in its capacity as such) hereby irrevocably designates and appoints the Collateral Agent as an agent of such person under this Agreement. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.

            SECTION 10.02 AGENT IN ITS INDIVIDUAL CAPACITY. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

            SECTION 10.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

            SECTION 10.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

            SECTION 10.05 DELEGATION OF DUTIES. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            SECTION 10.06 SUCCESSOR AGENT. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Lenders and Borrower. Upon any such resignation, the Required

Lenders shall have the right, in consultation with Borrower, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution or a non-bank financial institution, in each case, having combined capital and surplus of at least $250 million; provided that if such retiring Agent is unable to find a commercial banking institution or a non-bank financial institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent. During the continuance of an Event of Default, if the Administrative Agent and/or the Collateral Agent is instructed in writing by the Required Lenders to resign from its capacity as such, such Agent shall promptly give notice of its resignation and resign in accordance with the provisions of this Section 10.06.

            Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article X and
Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            SECTION 10.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

            SECTION 10.08 NAME AGENTS. The parties hereto acknowledge that the Bookmanager, Co-Documentation Agents and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

            SECTION 10.09 INDEMNIFICATION. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01 NOTICES.

            (a) Generally. Except as provided in paragraph (b) below, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i)   if to any Loan Party, to Borrower at:

                  JLL Partners
                  450 Lexington Avenue
                  Suite 3350
                  New York, New York  10017
                  Attention:  Brett Milgrim
                  Telecopy No.:  (212) 280-8626;

            (ii)  if to PGT Industries, Inc., to it at:

                  PGT Industries, Inc.
                  1070 Technology Drive
                  Nokomis, Florida  34275
                  Attention:  William I. White, Jr.
                  Telecopy No.:  (941) 480-2767

            (iii) if to the Administrative Agent or the Collateral Agent, to it at:

                  UBS AG, Stamford Branch
                  677 Washington Boulevard
                  Stamford, Connecticut  06901
                  Attention:  Sailoz Sikka
                  Telecopy No.:  (203) 719-4176;

            (iv) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

            (v) if to the General Electric Capital Corporation, as Co-Documentation Agent,

                  GE Corporate Financial Services
                  Global Sponsor Finance
                  201 Merritt 7, 5th Floor
                  Norwalk, CT 06851
                  Telecopy No.:  (203) 956-4003.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

            (b) Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement in each case, to be made promptly by the recipient thereof); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

            (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at Sailoz.Sikka@ubs.com or at such other e-mail address(es) provided to Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan

Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require.

            Unless otherwise advised by the Administrative Agent in writing, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

            Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). The Platform is provided "as is" and "as available." The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.

            SECTION 11.02 WAIVERS; AMENDMENT.

            (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender may have had notice or knowledge of such Default at the time.

            (b) Subject to the terms of the Intercreditor Agreement and paragraphs (c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (which it shall do if so instructed by the Borrower and the Required Lenders), the Collateral Agent (in the case of any Security Document (which it shall do if so instructed by the Borrower and the Required Lenders)) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

            (i) increase the Commitment of any Lender without the written consent of such Lender;

            (ii) reduce the principal amount or premium of any Loan or reduce the rate of interest thereon, or reduce any Fees payable hereunder, or change the currency of payment of any Obligation, without the written consent of each Lender affected thereby;

            (iii) postpone or extend the maturity of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby;

            (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender;

            (v) change the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

            (vi) except as required by the Intercreditor Agreement, release any Guarantor from its Guarantee (except as expressly provided in Article
      VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender;

            (vii) except as required by the Intercreditor Agreement, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), or alter the order of the application of proceeds from the sale of collateral as set forth in Section 9.03 hereof, in each case without the written consent of each Lender; or

            (viii) modify any of the rights, obligations or privileges of any Agent hereto (other than to cause such Agent to resign in accordance with Section 10.06 hereof) without the consent of such Agent;

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be, (2) any waiver, amendment or modification prior to the achievement of a Successful Syndication may not be effected without the written consent of the Arranger and (3) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent and the Required Lenders (without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents). Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

            (c) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Sec-tion 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (iii) of Section 11.02(b).

            SECTION 11.03 EXPENSES; INDEMNITY.

            (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

            (i) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent and the Collateral Agent, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent and the Collateral Agent, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

            (ii) all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

            (iii) all costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent or any Lender, including the fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent or any Lender, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

            (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), "ADVISORS" shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and
(y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

            (b) The Loan Parties agree, jointly and severally, to indemnify the Agents and each Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

            (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans, the release of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this
Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

            (d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.

            SECTION 11.04 SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than Borrower, Holdings or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to (I) a Lender, an Affiliate of a Lender or a Related Fund or (II) a Lender, an Affiliate of a Lender or a Related Fund (each capitalized term used in this clause (II), as defined in the First Lien Credit Agreement), each of the Administrative Agent and, after the achievement of a Successful Syndication, Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund, any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million, unless each of Borrower and the Administrative Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing; and provided, further, that, after the achievement of a Successful Syndication, the Administrative Agent may deny or delay its consent to an assignment only to the extent necessary or advisable for compliance with legal, regulatory or record keeping requirements. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

            (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (and interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender shall have the right at any time, without the consent of Borrower or the Administrative Agent to sell participations to one or more banks, investment funds or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to
Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with Borrower or any other party, except as required by applicable law.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 2.15(e) and (f) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

            SECTION 11.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and
11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 11.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION OF ASSIGNMENTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            The words "execution," "signed," "signature," and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            SECTION 11.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 11.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

            (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

            (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy) in Section
11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

            SECTION 11.10 WAIVER OF JURY TRIAL. Each Loan Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

            SECTION 11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 11.12 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and Related Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (g) with the consent of Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section, "INFORMATION" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

            SECTION 11.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 11.14 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

            SECTION 11.15 OBLIGATIONS ABSOLUTE. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

            (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

            (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

            (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

            (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

            (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

            SECTION 11.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

                                  ARTICLE XII

                             [INTENTIONALLY OMITTED]

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   PGT INDUSTRIES, INC.

                                   By: /s/ Jeffrey T. Jackson
                                       -----------------------------------------
                                       Name: Jeffrey T. Jackson
                                       Title: Chief Financial Officer
                                              and Treasurer

                                   JLL WINDOW HOLDINGS, INC.

                                   By: /s/ Jeffrey T. Jackson
                                       -----------------------------------------
                                       Name: Jeffrey T. Jackson
                                       Title: Chief Financial Officer
                                              and Treasurer

                                   UBS AG, STAMFORD BRANCH, as Administrative
                                       Agent

                                   By: /s/ Pamela Oh
                                       -----------------------------------------
                                       Name: Pamela Oh
                                       Title: Associate Director,
                                              Banking Products Services, US


                                   By: /s/ Richard L. Tavrow
                                       -----------------------------------------
                                       Name: Richard L. Tavrow
                                       Title: Director,
                                              Banking Products Services, US

                                   UBS AG, STAMFORD BRANCH, as Collateral Agent

                                   By: /s/ Pamela Oh
                                       -----------------------------------------
                                       Name: Pamela Oh
                                       Title: Associate Director,
                                              Banking Products Services, US


                                   By: /s/ Richard L. Tavrow
                                       ----------------------------------------
                                       Name: Richard L. Tavrow
                                       Title: Director,
                                              Banking Products Services, US